SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported) June 9, 1998 (May 29, 1998)


                          Telscape International, Inc.
             (Exact Name of Registrant as Specified in its Charter)


              Texas                     0-24622               75-2433637
(State or other jurisdiction         (Commission            (IRS Employer
    of incorporation)                File Number)         Identification No.)

              2700 Post Oak Blvd., Ste. 1000, Houston, TX 77056
             (Address of principal executive offices) (Zip code)


      Registrant's telephone number, including area code (713) 968-0968

         ____________________________________________________________
        (Former name or former address, if changed since last report.)
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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

      (a) On May 29, 1998, pursuant to a stock purchase agreement ("Agreement"), Telscape International, Inc. ("Telscape") through its newly-formed subsidiary Interlink Communications Holding Co., Inc., a Delaware corporation (the "Purchaser" or "Interlink Holding Co."), acquired all of the outstanding shares of California Microwave Services Division, Inc., a Delaware corporation ("CMSD"), from California Microwave, Inc., a Delaware corporation ("Seller"). The Purchaser subsequently merged with and into CMSD and the surviving corporation changed its name to Interlink Communications, Inc. ("Interlink"). Interlink operates a teleport and network operations facility located in Mountain View, California and manufactures certain technological equipment in Sunnyvale, California ("Interlink Business").

      Under the terms of the Agreement, the Purchaser paid cash of $8,154,000, subject to post-closing adjustments to the purchase price based on changes in the closing date balance sheet as defined in the Agreement. The purchase was financed with convertible debentures as described below.

      On May 1, 1998 Telscape issued $3,000,000 in 8% Convertible Subordinated Debentures (the "Convertible Subordinated Debentures") maturing three years from closing (the "First Draw") to Deere Park Capital Management, LLC, an Illinois limited liability company ("Deere Park"). Under the terms of a Securities Purchase Agreement (the "SPA") dated May 1, 1998 by and between Deere Park and Telscape, Telscape has the option to issue up to another $2,000,000 in Convertible Subordinated Debentures on similar terms for a period of one year, subject to Telscape meeting certain requirements. On May 28, 1998, Telscape issued an additional $1,000,000 of the Convertible Subordinated Debentures (the "Second Draw") to Deere Park. The Convertible Subordinated Debentures are convertible by the holder into shares of the Company's common stock at a price equal to $26 per share for the First Draw and $29 per share for the Second Draw until November 1, 1998, and thereafter, at the lesser of (i) $26 per share for the First Draw and $29 per share for the Second Draw or (ii) a price equal to the average of the three highest of the five lowest closing prices of Telscape's common stock for the 20 trading days preceding the conversion date. However, should the common stock trade below $15.00 per share for the First Draw and $16.66 per share for the Second Draw for three consecutive trading days, Telscape may elect to redeem all or part of such Convertible Subordinated Debentures at one hundred and seven percent of face value plus any accrued interest. Telscape's obligation to make interest payments on the Convertible Subordinated Debentures is terminated in the event Telscape's common stock closes, for twenty consecutive trading days, at or above $30 per share for the First Draw and at or above $33.50 per share for the Second Draw, adjusted, without limitation, for any stock splits or combinations. In connection with the Convertible Subordinated Debentures, the holders also received warrants to purchase an aggregate of 8,952 shares of Telscape's common stock at an exercise price of $16.76 per share for the First Draw and warrants to purchase an aggregate of 2,427 shares of Telscape's common stock at $20.60 per share for the Second Draw. The warrants have a term of three years from the effectiveness of the registration statement covering such warrants. If Telscape exercises its option under the SPA to issue the remaining $1,000,000 in
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Convertible Subordinated Debentures, additional warrants would be issued based on a predefined formula. In addition, Telscape is required to file a registration statement with the Securities and Exchange Commission to register the shares of common stock issuable upon the conversion of the Convertible Subordinated Debentures or the exercise of the warrants.

      Telscape is required to pay an exit fee in connection with any prepayment of principal to be made under the Convertible Subordinated Debentures (the "Exit Fee"). The Exit Fee varies depending upon the date of payment, and is equal to
(i) 6.6% if the payment is made within 90 days after closing of each respective advance, (ii) 7.2% if payment is made after 90 days and up to 180 days after closing of each respective advance, (iii) 8.8% if payment is made after 180 days and up to 270 days after closing of each respective advance, and (iv) 10.0% if payment is made after 270 days after closing of each respective advance. The Exit Fee is adjusted on a pro rata basis to the extent that the prepayment is made between periods except that a minimum Exit Fee of 6.6% is required if the prepayment is made prior to 90 days after closing.


      On May 29, 1998, Telscape issued $5,000,000 in 8% Convertible Debentures (the "Convertible Debentures") maturing one year from closing to Gordon Brothers Capital, LLC, a Delaware limited liability company ("Gordon Brothers"). The Convertible Debentures are convertible by the holders into shares of Telscape's common stock at a price equal to $29 per share until November 1, 1998, and thereafter, at the lesser of (i) $29 per share or (ii) a price equal to the average of the three highest of the five lowest closing prices of Telscape's common stock for the 20 trading days preceding the conversion date. However, should the common stock trade below $16.66 for three consecutive trading days, Telscape may elect to redeem all or part of such Convertible Debentures at one hundred and seven percent of face value plus any accrued interest. Telscape's obligation to make interest payments on the Convertible Debentures is terminated
(i) in the event Telscape's common stock closes, for twenty consecutive trading days, at or above $33.50 per share, adjusted, without limitation, for any stock splits or combinations, (ii) a registration statement covering such Convertible Debentures is effective, and (iii) there exists no event of default under the Convertible Debentures. The Convertible Debentures are secured by a pledge of Telscape's stock in Telereunion, Inc. and Telscape's preferred stock in Interlink. In addition, the Convertible Debentures are guaranteed by Interlink and such guaranty is collateralized by a security agreement covering all of Interlink's assets. In connection with the Convertible Debentures, the holders also received warrants to purchase an aggregate of 12,136 shares of Telscape's common stock at an exercise price of $20.60 per share. The warrants have a term of three years from the effectiveness of the registration statement covering such warrants. In addition, Telscape is required to file a registration statement with the Securities and Exchange Commission to register the shares of common stock issuable upon the conversion of the Convertible Debentures or the exercise of the warrants.

      Telscape is required to pay an exit fee in connection with any prepayment of principal to be made under the Convertible Debentures (the "Exit Fee"). The Exit Fee varies depending upon the date of payment, and is equal to (i) 6.5% if the payment is made within 90 days after May 29, 1998, (ii) 13.0% if payment is made after 90 days and up to 180 days after May 29, 1998, (iii) 19.0% if payment is made after 180 days and up to 270 days after May 29, 1998, and (iv) 25.0% if payment is made after 270 days and up to
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365 days after May 29, 1998. The Exit Fee with respect to any payment made after
May 28, 1999 shall be equal to (a) 25.0% plus (b) 25.0% multiplied by the number of days elapsed from May 28, 1999 divided by 365. The Exit Fee is adjusted on a pro rata basis to the extent that a prepayment is made between periods during the first twelve months except that a minimum Exit Fee of 6.5% is required if the prepayment is made prior to 90 days after closing.

      On May 18, 1998, Interlink Holding Co. entered into an Equity Purchase Agreement (the "EPA") with E. Russell Hardy, Stephen Strohman, Monty J. Moore, and Salvador Giblas (collectively, the "Management") and Telscape. Under the terms of the EPA, Telscape was sold 89,500 shares of Interlink Holding Co. Convertible Participating Preferred Stock. Each share of Interlink Holding Co.'s Convertible Participating Preferred Stock is convertible into one share of common stock and is entitled to vote together with the common stock on an as converted basis. Under the terms of the EPA, Management (i) acquired for $0.01 per share 10,500 shares of Interlink Holding Co. common stock, and (ii) was granted options to purchase from 5,938 to 11,875 shares of Interlink Holding Co. common stock at a maximum purchase price of $950,000 based on a predetermined formula provided Interlink meets certain EBITDA performance requirements. However, if a minimum threshold of EBITDA is not met, no shares may be purchased under the options.

      (b) Certain property and telecommunications equipment was acquired in connection with the acquisition of Interlink, which was utilized in the Interlink Business. The Purchaser intends to continue the use of such property and equipment in a substantially similar manner.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      Historical financial statements of Interlink and pro forma financial information are not required under Rule 3-05(b)(2)(i) of Regulation S-X.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            Telscape International, Inc.
                            ----------------------------
                            Registrant


June 9, 1998                By: /s/ Todd M. Binet
                               ------------------------
                                    Todd M. Binet
                            Executive Vice President and Chief Financial Officer

                                INDEX OF EXHIBITS

EXHIBIT NO.                   DESCRIPTION
-----------                   -----------
*10.1 Stock Purchase Agreement dated May 18, 1998, by and among Telscape International, Inc.; California Microwave, Inc., and California Microwave Services Divisions, Inc. together with a Form of Supply Agreement between California Microwave, Inc. and California Microwave Services Division, Inc. as Exhibit B.

10.2 Securities Purchase Agreement between Deere Park Capital Management, LLC ("Deere Park") and Telscape International, Inc. dated as of May 1, 1998; Registration Rights Agreement dated as of May 1, 1998 between Telscape International, Inc. and Deere Park Form of Convertible Subordinated Debenture for $3,000,000 dated May 1, 1998; Form of Stock Purchase Warrant to Purchase 8,952 shares of Common Stock of Telscape International, Inc. dated May 1, 1998 (all filed as Exhibit 4.4 to the Company's Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference).

*10.3 A Form of Convertible Subordinated Debenture in the principal amount of $1,000,000 between Deere Park and Telscape International, Inc. dated as of May 28, 1998; and a form of Stock Purchase Warrant to Purchase 2,427 shares of Common Stock of Telscape International, Inc. dated May 28, 1998.

*10.4 Securities Purchase Agreement dated May 29, 1998 by and between Telscape International, Inc. and Gordon Brothers Capital, LLC ("Gordon Brothers"); together with a Form of Convertible Debenture in the principal amount of $5,000,000 payable to Gordon Brothers Capital, LLC attached as Exhibit A; a Form of Stock Purchase Warrant for Gordon Brothers for 12,136 shares of Common Stock of Telscape International, Inc. as Exhibit B; and a Registration Rights Agreement by and between Gordon Brothers and Telscape International, Inc. as Exhibit C.

*10.5 Equity Purchase Agreement by and between Interlink Communications Holding Co., Inc. and each of Telscape International, Inc., E. Russell Hardy, Stephen Strohman, Monty J. Moore, and Salvador Giblas dated as of May 18, 1998.

*10.6 Form of Employment Agreement by and between California Microwave Services Division, Inc. and E. Russell Hardy dated as of May 18, 1998.

*10.7 Form of Employment Agreement by and between California Microwave Services Division, Inc. and Stephen Strohman dated as of May 18, 1998.

*10.8 Form of Employment Agreement by and between California Microwave Services Division, Inc. and Monty J. Moore dated as of May 18, 1998.

*10.9 Form of Consulting Agreement by and between California Microwave Services Division, Inc. and Salvador Giblas dated as of May 18, 1998.
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*Filed herewith